SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2005

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

མWritten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

མSoliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

མPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

མPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTER INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

At WesBanco’s regularly scheduled Board of Directors meeting held on June 23, 2005, the following actions were approved:

Adoption of New Deferred Compensation Plan

The Board adopted a new plan named the "WesBanco, Inc. Deferred Compensation Plan for Directors and Eligible Employees," which permits the deferral of directors fees and a portion of executive officer compensation into the plan. The deferral of such amounts will be funded through a rabbi trust arrangement whereby such amounts may be invested in mutual funds (money market, fixed income and various equity funds) or WesBanco, Inc. common stock under an administration agreement with a third-party trustee. It is anticipated that such investment choices will mirror those fund selection alternatives available to all current participants of the "WesBanco, Inc. 401 (k) Profit Sharing Plan." Existing balances from "The Restated WesBanco, Inc. and WesBanco Affiliate Banks Directors Deferred Compensation Plan" will be merged into the new plan and such plan will be terminated. Certain Executive Officers, including those named in the Summary Compensation Table of WesBanco’s 2005 Proxy Statement, will be eligible to defer a portion of their salary and/or incentive compensation payments into the plan for investment in accordance with the terms of the trust. For certain executives, the Company will match the executive’s deferrals at a rate of 100% up to either 2% or 4% of an individual’s eligible deferral amount. For Dennis G. Powell, the only named executive officer included in the plan, his match is 100% of the first 4% of his deferred amount on an annual basis. The Plan is intended to operate in accordance with recently enacted IRC Section 409 (A) amendments. The foregoing summary description is qualified in its entirety by reference to the WesBanco, Inc. Deferred Compensation Plan for Directors and Eligible Employees, which will be filed as an exhibit to WesBanco’s quarterly report on Form 10-Q for the quarter ended June 30, 2005.

Amendments to Salary Continuation Agreements

Under the terms of certain named executive officer "Salary Continuation Agreements" which provide for supplemental employee retirement benefits in the case of a change in control of WesBanco, Inc. (as described in the 2005 Proxy Statement), any unearned retirement benefits as of the date of the change in control would immediately become vested in accordance with the terms of the individual agreements presently in operation. The Board has determined that only the portion of benefits earned as of the date of the change of control would be paid on account of the change in control, with no additional vesting of the unearned benefit unless normal employment continues after such change in control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

June 29, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer